Exhibit 10.1

AMENDMENT NO. 3
TO
INVENTERGY GLOBAL, INC.
2014 STOCK PLAN

Adopted on June 28, 2016

This Amendment No. 3 to Inventergy Global, Inc. 2014 Stock Plan, as amended (the Inventergy Global, Inc. 2014 Stock Plan, the “Plan” and this Amendment No. 3, the “Amendment”), is made effective as of June 28, 2016 by Inventergy Global, Inc. (the “Company”).

WITNESSETH:

WHEREAS, the Board of Directors of the Company (the “Board”) deems it advisable and in the best interest of the Company to amend the Plan pursuant to this Amendment to increase the number of shares authorized for issuance under the Plan; and

WHEREAS, the stockholders of the Company approved this Amendment at the Company’s 2016 Annual Meeting of Stockholders held on June 28, 2016 pursuant to Section 10(d) of the Plan.

NOW, THEREFORE, the Plan is amended as follows:

Section 4(a) of the Plan is hereby amended to read in its entirety as follows:

“(a) Basic Limitation.  Not more than Seven Hundred Eighty Thousand, Five Hundred Forty Five (780,545) Shares may be issued under the Plan, subject to Subsection (b) below and Section 8(a).2 All of these Shares may be issued upon the exercise of ISOs. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan may not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares.”

Exhibit A containing the “Schedule of Shares Reserved for Issuance under the Plan” is hereby updated to take account for this Amendment. All other terms and provisions of the Plan shall remain unchanged and in full force and effect as written.

IN WITNESS WHEREOF, this Amendment No. 3 is made effective this 28th day of June 2016.

INVENTERGY GLOBAL, INC.

By:	/s/ Joe Beyers
Name: Joe Beyers
Title: Chairman & Chief Executive Officer